Security Procedure Agreement

This Security Procedure Agreement (this "Agreement") is entered into as of 1/23, 2015, by and between Wells Fargo Bank, National Association, ("Wells Fargo") and OHA Investment Corporation (FKA NGP Capital Resources Company)., (the "Undersigned").

1. Purpose of this Agreement. Wells Fargo has entered into one or more transactions identified on Exhibit A to this Agreement, as it may from time to time be amended (each individually referred to as a "Transaction"). Under the terms of the governing documents for each Transaction, the Undersigned is authorized to instruct Wells Fargo regarding the withdrawal, transfer and disbursement of funds held with Wells Fargo in connection with such Transaction (an "Instruction"). Wells Fargo and the Undersigned wish to establish the procedure(s) that will be used by Wells Fargo to authenticate that Instructions received in the name of the Undersigned are, in fact, authorized by the Undersigned.

2. Use of Security Procedure to Confirm Instructions. When Wells Fargo receives an Instruction in the name of the Undersigned that is not given to Wells Fargo in person by a representative of the Undersigned, Wells Fargo shall confirm that the Instruction is authorized by the Undersigned by means of the security procedure set forth in this Agreement.

3. Revisions and Rescissions. The security procedure specified in this Agreement may be revised or rescinded only by a writing signed by an authorized representative of the Undersigned. Such revisions or rescissions shall be effective only after actual receipt by Wells Fargo and following such period of time as may be necessary to afford Wells Fargo a reasonable opportunity to act on it. If a written notice of a revision or rescission is delivered to Wells Fargo by a person that is a successor-in-interest to the Undersigned, such document shall be accompanied by additional documentation satisfactory to Wells Fargo showing that such person has succeeded to the rights and responsibilities of the Undersigned under the applicable governing documents related to the Transaction.

4. Inability to Confirm Instructions. The Undersigned understands that Wells Fargo's inability to confirm an Instruction pursuant to the security procedure selected by the Undersigned may result in a delay or failure to act on that Instruction, and the Undersigned agrees that Wells Fargo need not treat an Instruction as having been received until Wells Fargo has authenticated it pursuant to the agreed upon security procedure.

5. Determination of Security Procedure Suitability. The Undersigned has reviewed each of the security procedures identified in this Agreement and has determined that the option checked in Section 9 of this Agreement best meets its requirements; given the size, type and frequency of the Instructions it will issue to Wells Fargo. By selecting the security procedure specified in Section 9 of this Agreement, the Undersigned acknowledges that it has elected to not use the other security procedures described below and agrees to be bound by any Instruction, whether or not authorized, issued in its name and accepted by Wells Fargo in compliance with the particular security procedure chosen by the Undersigned.

6. NOTICE: Security Procedure Not Used to Detect Errors; Reliance on Numbers. The security procedure selected by the Undersigned will not be used to detect errors in the Instructions given by the Undersigned. If an Instruction describes the beneficiary of the payment inaccurately by name and/or account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If an Instruction describes a participating

financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that the Undersigned take such steps as it deems prudent to ensure that there are no such inconsistencies in the Instructions it sends to Wells Fargo.

7. Persons Authorized to Instruct Wells Fargo. The following persons are authorized by the Undersigned to provide Instructions to Wells Fargo in the manner authorized by the Transaction governing documents:

Name	Title	Telephone Number	Email Address	Specimen Signature
Robert W. Long	President/CEO of Company	212-326-1500	blong@oakhilladvisors.com	
Michael Blumstein	CFO of Adviser	212-326-1500	mblumstein@oakhilladvisors.com	
Raymond Murphy	Chief Accounting Officer of Adviser	212-326-1500	rmurphy@oakhilladvisors.com	
Mary Ann Birchfiled	Controller of Company	713-752-0062	mbirchfield@oakhilladvisors.com	
Joel Wolf	Head of Operations of Adviser	212-326-1500	jwolf@oakhilladvisors.com	

8. Persons Authorized to Confirm Instructions. The following persons are authorized by the Undersigned to confirm Instructions to Wells Fargo:

Name	Title	Telephone Number	Email Address	
L. Scott Biar	CFO of Company	713-425-7730	sbiar@oakhilladvisors.com	

9. Security Procedure.

Check one	Option
☒	*Option 1. Confirmation by telephone call-back*. Wells Fargo shall confirm Instructions by telephone call-back to a person at the telephone number designated in Section 8, above. The person confirming the Instruction shall be a person other than the person from whom the Instruction was received, unless only one person is designated in both Sections 7 and 8, above. ☒ CHECK box, if applicable: If Wells Fargo is unable to obtain confirmation by telephone call-back, Wells Fargo may, at its discretion, confirm by email, as described in Option 2.
☒	*Option 2. Confirmation by email*. Wells Fargo shall confirm Instructions by email to a person at the email address specified for such person in Section 8, above. The person confirming the Instruction shall be a person other than the person from whom the Instruction was received, unless only one person is designated in both Sections 7 and 8, above. The Undersigned understands the risks associated with communicating sensitive matters, including time sensitive matters, by email. The Undersigned further acknowledges that Instructions and data sent by email may be less confidential or secure than Instructions or data transmitted by other methods. Wells Fargo shall not be liable for any loss of the confidentiality of Instructions and data prior to receipt by Wells Fargo. ☒ CHECK box, if applicable: If Wells Fargo is unable to obtain confirmation by email, Wells Fargo may, at its discretion, confirm by telephone call-back, as described in Option 1.
☐	*Option 3. Delivery of Instructions by password protected file transfer system only - no confirmation*. Wells Fargo offers the option to deliver Instructions through a password protected file transfer system. If the Undersigned wishes to use the password protected file transfer system, further information will be provided by Wells Fargo. If the Undersigned chooses this Option 3, it agrees that no further confirmation of Instructions will be performed by Wells Fargo.
☐	*Option 4. Delivery of Instructions by password protected file transfer system with confirmation*. Same as Option 3 above, but Wells Fargo shall confirm Instructions by ☐ telephone call-back or ☐ email (must check at least one, may check both) to a person at the telephone number or email address designated in Section 8, above. By checking a box in the prior sentence, the Undersigned shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2, above.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory, whose signature appears below, has been and is on this date, duly authorized by all necessary and appropriate corporate action to execute this Agreement.

Agreed To And Accepted By:

(The "Undersigned")

By: [signature]
Name: L. Scott Biar
Title: Chief Financial Officer

Agreed To And Accepted By:

Wells Fargo Bank, National Association

By: ______________________
Name: Alexander S. Grose
Title: Vice President

EXHIBIT A

Transactions to which this Agreement applies

NGP Capital Resources Custody 16931100